INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use of our report dated November 14, 2014 relating to the financial statements of Spelzon Corp that are included in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 2014.

Dated:  November 14, 2014

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David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN 46062

317-222-1416

5797 East 169th Street Noblesville, IN 46062  317-222-1416  www.HillaryCPAgroup.com